UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GLPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 28, 2022, Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 7,935,000 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company (including 1,035,000 shares of Common Stock pursuant to the Underwriters’ over-allotment option).

The offering closed on July 1, 2022, resulting in net proceeds to the Company of approximately $350.8 million, after deducting discounts and commissions and estimated offering expenses. The Company will contribute the net proceeds from the offering to GLP Capital, L.P., a Pennsylvania limited partnership and the operating partnership of the Company (the “Operating Partnership”), in exchange for common units of limited partnership interest. The Operating Partnership intends to use the net proceeds from the offering to partially finance the previously-announced acquisition of the real property assets of Bally’s Twin River Lincoln Casino Resort (“Lincoln”) and Bally’s Tiverton Casino & Hotel (“Tiverton”) from affiliates of Bally’s Corporation (the “Bally’s Acquisitions”). If all third-party consents and approvals for the acquisition of Lincoln are not timely received, then the Company will instead acquire the real property assets of the Hard Rock Hotel & Casino Biloxi in Mississippi along with Tiverton. In that event, the Company will also have the option, subject to receipt of required consents, to acquire the real property assets of Lincoln prior to December 31, 2024. Pending the closing of the Bally’s Acquisitions, the Company intends to use the net proceeds from the offering to repay borrowings under the senior credit facility of the Operating Partnership or invest in interest-bearing accounts and short-term, interest-bearing securities.

There is no assurance that the Bally’s Acquisitions will be consummated on the anticipated schedule or at all. In the event the Bally’s Acquisitions are not consummated, the Company intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include the acquisition, development and improvement of properties, the repayment of indebtedness, capital expenditures and other general business purposes.

The offering and sale of the shares of common stock were made pursuant to a preliminary prospectus supplement and a final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-233213), each of which has been filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, and provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the shares of common stock.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s securities, including, without limitation, the securities proposed to be offered and sold pursuant to the preliminary prospectus supplement, final prospectus supplement and registration statement described above.

Forward-Looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s expectations regarding its ability to apply the net proceeds as indicated, and to complete the Bally’s Acquisitions and related transactions and the accretive impact of such transactions. Forward-looking statements can be identified by the use of forward-looking terminology, such as “expects”, “believes”, “estimates”, “intends”, “may”, “will”, “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about the Company and its subsidiaries, including risks related to the following: (i) the Company’s ability to successfully consummate the offering and the Bally’s Acquisitions and related transactions, including the ability of the parties to satisfy various closing conditions, receipt of required regulatory approvals (on the terms agreed upon between the parties), receipt of required consents or other delays or impediments to completing the proposed transactions; (ii) the effect of pandemics, such as the COVID-19 pandemic, and other health crises on the Company as a result of the impact such pandemics or health crises may have on the business operations of the Company’s tenants and their continued ability to pay rent in a timely manner or at all; (iii) the potential negative impact of recent high levels of inflation (which have been exacerbated by the armed conflict between Russia and Ukraine) on our tenants operations; (iv) the Company’s ability to participate in its tenants’ growth and expansion initiatives; (v) the availability of and the ability to identify suitable and attractive acquisition and development opportunities, and the ability to acquire and lease those properties on favorable terms; (vi) the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; (vii) the

Company’s ability to maintain its status as a real estate investment trust (“REIT”); (viii) the ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company; (ix) the impact of the Company’s substantial indebtedness on its future operations; (x) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and (xi) other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements included in this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Report may not occur as presented or at all.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated June 28, 2022, among the Company, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2022	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chief Executive Officer